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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated November 9, 1995 (except for "Note Q-Subsequent Event" as to which the date is December 21, 1995) accompanying the consolidated financial statements of U.S. Robotics Corporation and Subsidiaries appearing in the 1995 Annual Report on Form 10-K for the year ended October 1, 1995, which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts" in the Company's Prospectus.





         GRANT THORNTON LLP



Chicago, Illinois
July 31, 1996





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